Exhibit 3.1

CERTIFICATE OF MERGER

of

CLARITY MERGER SUB, LLC

(a Delaware limited liability company)

with and into

WESTERN GAS PARTNERS, LP

(a Delaware limited partnership)

Pursuant to Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), the undersigned hereby certifies to the following information relating to the merger of Clarity Merger Sub, LLC (“Merger Sub”), a Delaware limited liability company, with and into Western Gas Partners, LP (the “Partnership”), a Delaware limited partnership (the “Merger”):

FIRST: The name, type of entity and jurisdiction of formation or organization of each of the constituent entities (the “Constituent Entities”) to the Merger are as follows:

Name	Entity Type	Jurisdiction of Formation or Organization
Western Gas Partners, LP	Limited Partnership	Delaware
Clarity Merger Sub, LLC	Limited Liability Company	Delaware

SECOND: An Agreement and Plan of Merger has been approved and executed by each of the Constituent Entities in accordance with Section 17-211 of the DRULPA and Section 18-209 of the DLLCA.

THIRD: The Partnership shall be the entity surviving the Merger (the “Surviving Entity”), and the name of the Surviving Entity shall be changed to “Western Midstream Operating LP”.

FOURTH: The certificate of limited partnership of the Partnership as in effect immediately prior to the effectiveness of this Certificate of Merger shall be the certificate of limited partnership of the Surviving Entity, except that Paragraph 1 of such certificate of limited partnership shall be amended to read in its entirety as follows:

“1. Name. The name of the limited partnership is “Western Midstream Operating, LP”.”

FIFTH: The Agreement and Plan of Merger is on file at 1201 Lake Robbins Drive, The Woodlands, Texas 77380, a place of business of the Surviving Entity, and a copy thereof will be furnished by the Surviving Entity, on request and without cost, to any partner or member of, or person holding an interest in, either of the Constituent Entities.

SIXTH: The Merger shall become effective at 9:29 A.M., Eastern Time, on February 28, 2019.

[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed by the Surviving Entity.

WESTERN GAS PARTNERS, LP

By: Western Gas Holdings, LLC, its general partner

By:	/s/ Robin H. Fielder
Name:	Robin H. Fielder
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO CERTIFICATE OF MERGER]